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                                                                    Exhibit 10.5

                                 AMENDMENT NO. 1

                                     TO THE

                              NEUBERGER BERMAN INC.

               EMPLOYEE DEFINED CONTRIBUTION STOCK INCENTIVE PLAN

         This Amendment No. 1 (the "Amendment") to the Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan (the "Plan") is made effective as of this 18th day of July, 2000.

         Pursuant to resolutions of the Board of Directors (the "Board") of Neuberger Berman Inc. (the "Company") dated July 18, 2000, the Plan is hereby amended as follows:

         1. Section 4.1 of the Plan is hereby amended to read as follows:

                  "4.1 ESTABLISHMENT OF ACCOUNTS. There shall be established a Stock Account in the name of each Participant and a separate account (the "Unallocated Stock Account") to which any forfeitures occurring hereunder shall be credited, which forfeitures may be reallocated to Participants as set forth in Section 4.2. The Accounts shall also hold any distributions with respect to any shares of Stock held therein until such distributions are payable pursuant to the Plan."

         2. Section 4.2 of the Plan is hereby amended to read as follows:

                  "4.2 ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. The Committee shall in its sole discretion designate the number of shares of Stock allocable to the Stock Account of each Participant with respect to the IPO Contribution. With respect to each contribution other than the IPO Contribution, the Committee shall designate the number of shares of Stock (or the amount of cash) allocable to the Stock Account of each Participant as determined by the Committee in its sole discretion. Any Stock and distributions in respect of Stock in the Unallocated Stock Account shall be reallocated from time to time to Plan Participants as determined by the Committee in its sole discretion. The Committee shall specify the terms and conditions (including timing) under which each such Participant shall vest in such allocated and reallocated amounts."

         3. The last paragraph of Section 5.3 is hereby amended to read as follows:

     "In the event that Stock in a Participant's Stock Account attributable to the IPO Contribution is forfeited by reason of this Section 5.3, such forfeited Stock shall be credited to the Unallocated Stock Account and may be reallocated to other Participants as set forth in Section 4.2."


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         Except as expressly provided herein, the terms and conditions of the
Plan shall remain unchanged.

                                            NEUBERGER BERMAN INC.


                                            By:  /s/ Jeffrey B. Lane
                                                -----------------------------
                                                Name: Jeffrey B. Lane
                                                Title: President and Chief
                                                       Executive Officer





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